Redfin Third-Quarter 2017 Revenue up 35% Year-over-Year to $109.5 Million

SEATTLE - November 9, 2017 - Redfin Corporation (NASDAQ: RDFN), the technology-powered residential real estate brokerage, today announced financial results for the third quarter ended September 30, 2017. All financial measures, unless otherwise noted, are presented on a GAAP basis and include stock-based compensation.

Revenue increased 35% year-over-year to $109.5 million during the third quarter, including $3.4 million from Redfin Now(1). Gross profit was $39.3 million, an increase of 27% from $30.9 million in the third quarter of 2016. Gross margin was 36%, compared to 38% in the third quarter of 2016. Operating expenses were $29.1 million, an increase of 15% from $25.3 million in the third quarter of 2016. Operating expenses were 27% of revenue, down from 31% in the third quarter of 2016.

Net income was $10.6 million, compared to $5.7 million in the third quarter of 2016. Stock-based compensation was $2.7 million, up from $2.2 million in the third quarter of 2016. Depreciation and amortization was $1.8 million, up from $1.6 million in the third quarter of 2016.

GAAP net loss per diluted share reflects either accretion income or expense for changes in the fair value of our redeemable convertible preferred stock, which was outstanding prior to its conversion to common stock following our initial public offering ("IPO"). GAAP net loss per diluted share of common stock was $0.50, compared to GAAP net income per diluted share of common stock of $0.03 in the third quarter of 2016.

Adjusted net income per diluted share(2), which excludes accretion income or expense for changes in the fair value of our redeemable convertible preferred stock and assumes its conversion to common stock in connection with our IPO as of the first day of the reporting period, was $0.12 in the third quarter of 2017. This compares to $0.08 in the third quarter of 2016.

“Redfin’s brokerage market-share gains accelerated again in the third quarter, with strong traffic growth and steadily increasing sales in all of our new businesses,” said Redfin CEO Glenn Kelman. “We also invested in making our service better and more efficient over the coming years while delivering better-than-expected earnings in the quarter, pairing long-term thinking with financial discipline.”

Third-Quarter Highlights

•
Accelerated market-share gains, serving 0.71% of U.S. existing home sales by value in the third quarter of 2017, an increase of 0.14 percentage points from the same period in 2016. The year-over-year gains were 0.11 percentage points for the second quarter of 2017, and 0.10 percentage points for the first quarter.(3)

•
Continued to drive strong traffic growth, with visitors to our website and mobile application increasing by 38% over the third quarter of 2016, to more than 24 million monthly average visitors. Redfin continues to be the fastest-growing top-10 real estate website.

•	Saved customers more than $37 million in fees in the third quarter compared to what they would have paid with an aggregate 5% commission, while delivering a level of customer satisfaction that is significantly higher than traditional brokers’, as measured by a study we commissioned in May 2017.

•
Added a new level of automation to tour scheduling that confirms the availability of the home being toured, which lets Redfin instantly and completely confirm the entire tour. Previously, we automated three of the four components: the availability of the Redfin agent at the time requested by the customer, the tour’s duration, and order of homes to be seen.

•
Introduced new offer-writing software to Redfin agents in Washington, D.C. and Virginia, with additional markets planned in the coming months. This technology, known as Redfin Fast Offers, should make our agents more productive, and helps Redfin customers get offers in faster, which is not only convenient, but we believe can also be the difference between winning or losing in many competitive markets that Redfin serves.

•
Hired two experienced executives, the first with a background in process optimization, to develop more efficient ways to activate listings, schedule tours and close sales; and a second to manage field-support personnel who respond to customer inquiries, coordinate closings and prepare paperwork; for both hires, the goal over time is to deliver better service at lower costs.

(1) Redfin Now is an experimental new service where we buy homes directly from homeowners and resell them to homebuyers. Revenue earned from selling homes previously purchased by Redfin Now is recorded at closing on a gross basis, representing the sales price of the home. For Redfin Now, cost of revenue includes the cost of homes such as the purchase price and capitalized improvements. There was no revenue from Redfin Now in any period prior to the three months ended June 30, 2017.

(2) "Adjusted net income per diluted share" is a "non-GAAP financial measure" as defined by the Securities and Exchange Commission ("SEC"). A reconciliation of GAAP to non-GAAP financial measures is provided below in the tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures".

(3) We calculate the aggregate value of U.S. home sales by multiplying the total number of U.S. home sales by the mean sale price of these sales, each as reported by the National Association of REALTORS®. We calculate our market share by aggregating the home value of real estate transactions conducted by our lead agents or our partner agents. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of November 9, 2017, and are subject to substantial uncertainty.

For the fourth quarter of 2017 we expect:

•
Revenue between $89.2 million and $93.2 million, representing year-over-year growth between 34% and 40% compared to the fourth quarter of 2016. Redfin Now revenue between $2.2 million and $3.2 million is included in the guidance provided.

•
Net loss between $6.0 million and $3.9 million, compared to net loss of $5.3 million in the fourth quarter of 2016. This guidance includes approximately $3.2 million of stock-based compensation and $1.7 million of depreciation and amortization. Stock-based compensation was $2.5 million and depreciation and amortization was $1.8 million in the fourth quarter of 2016.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for approximately three months following the conference call.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws, including statements regarding our future operating results and financial position, business strategy and plans, product, service, and technology offerings, market conditions, growth and trends, and objectives for future operations, future expansion of our Redfin Fast Offers technology, the ability of our two new executive hires to serve our goals of delivering better service at lower costs, technology driving long-term efficiency gains and service improvements, and statements under the header Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. Please see our filings with the SEC for more information on the risks and uncertainties that could cause actual results to differ materially from the forward-looking statements in this press release. These risks include, among other things: that we operate in a seasonal and cyclical industry and may be affected by industry downturns; we have a history of losses; and our business is concentrated in certain geographic markets. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could impact the forward-looking statements in this press release. Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2017 filed with the SEC on November 9, 2017, which will be available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have used a non-GAAP financial measure, specifically adjusted net income per share, in this press release. The presentation of this financial measures is not intended to be considered in isolation or as a substitute of, or superior to, financial information prepared and presented in accordance with GAAP.

We use adjusted net income per share to internally evaluate and analyze financial results. We believe this non-GAAP financial measure provides investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically the accretion income (expense) and the undistributed earnings to participating securities, both of which are related to our redeemable convertible preferred stock that converted into common stock upon the completion of our IPO on August 2, 2017. Included in weighted-average shares outstanding, basic and diluted, are shares of redeemable convertible preferred stock as if all such shares were converted to common stock on the first date of each period presented. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

About Redfin
Redfin Corporation (www.redfin.com) is a technology-powered, residential real estate brokerage. Founded by software engineers, we run the country's #1 most-visited brokerage website and offer a host of online tools to consumers, including the Redfin Estimate. We represent people buying and selling homes in over 80 markets throughout the United States. Our mission is to redefine real estate in the consumer’s favor. In a commission-driven industry, we put the customer first. We do this by pairing our own agents with our own technology to create a service that is faster, better, and costs less. Since our launch in 2006 through 2016, we have helped customers buy or sell more than 75,000 homes worth more than $40 billion.

Contacts

Investor Relations
Elena Perron, 206-576-8333
ir@redfin.com

Public Relations
Jani Strand or Rachel Musiker, 206-588-6863
press@redfin.com

Redfin Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017

Revenue	$81,064	$109,479	$200,414	$274,282
Cost of revenue	50,147	70,166	138,955	191,633
Gross profit	30,917	39,313	61,459	82,649
Operating expenses:
Technology and development	9,781	11,483	25,739	31,245
Marketing	5,436	5,588	23,133	26,179
General and administrative	10,037	11,995	29,948	38,828
Total operating expenses	25,254	29,066	78,820	96,252
Income (loss) from operations	5,663	10,247	(17,361)	(13,603)
Interest income and other income, net:
Interest income	37	311	133	387
Other income, net	—	—	37	13
Total interest income and other income, net	37	311	170	400
Net income (loss)	$5,700	$10,558	$(17,191)	$(13,203)
Accretion of redeemable convertible preferred stock	(3,050)	(40,224)	56,819	(175,915)
Undistributed earnings attributable to participating securities	(2,105)	—	(31,483)	—
Net income (loss) attributable to common stock—basic	$545	$(29,666)	$8,145	$(189,118)
Net income (loss) attributable to common stock—diluted	$545	$(29,666)	$(17,191)	$(189,118)
Net income (loss) per share attributable to common stock—basic	$0.04	$(0.50)	$0.57	$(6.37)
Net income (loss) per share attributable to common stock—diluted	$0.03	$(0.50)	$(0.25)	$(6.37)
Weighted average shares used to compute net income (loss) per share attributable to common stock—basic	14,441,246	58,868,903	14,339,820	29,678,082
Weighted average shares used to compute net income (loss) per share attributable to common stock—diluted	17,855,205	58,868,903	69,761,822	29,678,082

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017

Cost of revenue	$546	$715	$1,589	$2,129
Technology and development	555	819	1,653	2,301
Marketing	114	121	336	362
General and administrative	940	1,054	2,312	3,236
Total	$2,155	$2,709	$5,890	$8,028

Redfin Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	December 31,	September 30,
	2016	2017

Assets:
Current assets:
Cash and cash equivalents	$64,030	$212,436
Restricted cash	3,815	10,101
Short-term investments	1,749	1,258
Prepaid expenses	4,388	4,472
Accrued revenue, net of allowance for doubtful accounts of $150 and $147 at December 31, 2016 and September 30, 2017, respectively	10,625	13,336
Other current assets	8,781	5,623
Loans held for sale	—	726
Total current assets	93,388	247,952
Property and equipment, net	19,226	21,600
Intangible assets, net	3,782	3,416
Goodwill	9,186	9,186
Deferred offering costs	720	—
Other assets	7,175	6,931
Total assets:	$133,477	$289,085
Liabilities, redeemable convertible preferred stock and stockholders' equity/(deficit):
Current liabilities:
Accounts payable	$5,385	$3,343
Accrued liabilities	22,253	30,202
Other payables	3,793	9,858
Loan facility	—	705
Current portion of deferred rent	1,512	1,104
Total current liabilities	32,943	45,212
Deferred rent, net of current portion	8,852	10,365
Total liabilities	41,795	55,577
Commitments and contingencies (Note 10)
Redeemable convertible preferred stock—par value $0.001 per share; As of December 31, 2016: 166,266,114 shares authorized; 55,422,002 issued and outstanding; and aggregate liquidation preference of $167,488. As of September 30, 2017: no shares authorized, issued, and outstanding.	655,416	—
Stockholders’ equity/(deficit):
Common stock—par value $0.001 per share; 290,081,638 and 500,000,000 shares authorized, respectively; 14,687,024 and 81,385,310 shares issued and outstanding, respectively	15	81
Preferred stock—par value $0.001 per share; As of December 31, 2016: no shares authorized, issued and outstanding. As of September 30, 2017: 10,000,000 shares authorized and no shares issued and outstanding.	—	—
Additional paid-in capital	—	360,631
Accumulated deficit	(563,749)	(127,204)
Total stockholders’ equity/(deficit)	(563,734)	233,508
Total liabilities, redeemable convertible preferred stock and stockholders’ equity/(deficit):	$133,477	$289,085

Redfin Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2016	2017

Operating activities
Net income (loss)	$(17,191)	$(13,203)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,532	5,326
Stock-based compensation	5,890	8,028
Change in assets and liabilities:
Restricted cash	(3,371)	(6,286)
Prepaid expenses	2,755	(84)
Accrued revenue	(5,423)	(2,712)
Other current assets	(1,838)	3,157
Other long-term assets	(5,953)	244
Accounts payable	1,858	1,227
Accrued expenses	7,086	8,513
Other payables	3,362	6,065
Deferred lease liability	1,770	1,001
Origination of loans held for sale	—	(5,755)
Proceeds from sale of loans originated as held for sale	—	5,030
Net cash provided by (used in) operating activities	(6,523)	10,551
Investing activities
Maturities and sales of short-term investments	1,744	1,484
Purchases of short-term investments	(1,744)	(993)
Purchases of property and equipment	(5,116)	(10,499)
Net cash used in investing activities	(5,116)	(10,008)
Financing activities
Proceeds from exercise of stock options	1,069	2,519
Payment of initial public offering costs	—	(3,449)
Proceeds from initial public offering, net of underwriting discounts	—	148,088
Borrowings from warehouse credit facilities	—	5,603
Repayments of warehouse credit facilities	—	(4,898)
Net cash provided by financing activities	1,069	147,863
Net change in cash and cash equivalents	(10,570)	148,406
Cash and cash equivalents:
Beginning of period	85,597	64,030
End of period	$75,027	$212,436
Supplemental disclosure of non-cash investing and financing activities
Accretion of redeemable convertible preferred stock	$56,819	$(175,915)
Stock-based compensation capitalized in property and equipment	$(57)	$(194)
Initial public offering cost accruals	$—	$(200)
Leasehold improvements paid directly by lessor	$—	$(104)

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Sep. 30, 2015	Dec. 31, 2015	Mar. 31, 2016	Jun. 30, 2016	Sep. 30, 2016	Dec. 31, 2016	Mar. 31, 2017	Jun. 30, 2017	Sep. 30, 2017

Monthly average visitors (in thousands)	13,060	11,142	13,987	17,021	17,795	16,058	20,162	24,400	24,518
Real estate transactions:
Brokerage	5,653	4,510	4,005	7,497	7,934	6,432	5,692	10,221	10,527
Partner	2,718	2,273	1,936	2,602	2,663	2,281	2,041	2,874	3,101
Total	8,371	6,783	5,941	10,099	10,597	8,713	7,733	13,095	13,628

Real estate revenue per real estate transaction:
Brokerage	$9,343	$9,242	$9,485	$9,524	$9,333	$9,428	$9,570	$9,301	$9,289
Partner	$1,191	$1,177	$1,224	$1,633	$1,932	$1,991	$1,911	$1,945	$1,960
Aggregate	$6,696	$6,539	$6,793	$7,491	$7,474	$7,481	$7,548	$7,687	$7,621

Aggregate home value of real estate transactions (in millions)	$3,837	$2,984	$2,599	$4,684	$4,898	$4,018	$3,470	$6,119	$6,341
U.S. market share by value	0.46%	0.46%	0.48%	0.53%	0.57%	0.56%	0.58%	0.64%	0.71%
Revenue from top-10 Redfin markets as a percentage of real estate revenue	76%	73%	71%	74%	72%	71%	68%	69%	69%
Average number of lead agents	621	667	743	756	756	796	935	1,010	1,028

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017

Revenue by segment:
Brokerage revenue	$74,052	$97,787	$183,440	$247,327
Partner revenue	5,146	6,077	11,763	15,567
Total real estate revenue	79,198	103,864	195,203	262,894
Other revenue	1,866	5,615	5,211	11,388
Total revenue	$81,064	$109,479	$200,414	$274,282

Cost of revenue by segment:
Real estate cost of revenue	$47,966	$64,258	$132,990	$178,850
Other cost of revenue	2,181	5,908	5,965	12,783
Total cost of revenue	$50,147	$70,166	$138,955	$191,633

Gross profit by segment:
Real estate gross profit	$31,232	$39,606	$62,213	$84,044
Other gross profit	(315)	(293)	(754)	(1,395)
Total gross profit	$30,917	$39,313	$61,459	$82,649

Redfin Corporation and Subsidiaries
Reconciliation of GAAP to non-GAAP Financial Measures
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017

Net income (loss) attributable to common stock, as reported	$545	$(29,666)	$8,145	$(189,118)
Adjustments:
Add-back: Accretion of redeemable convertible preferred stock	3,050	40,224	(56,819)	175,915
Add-back: Undistributed earnings attributable to participating securities	2,105	—	31,483	—
Net income (loss) attributable to common stock, adjusted	$5,700	$10,558	$(17,191)	$(13,203)
Non-GAAP net income (loss) per share - basic	$0.08	$0.14	$(0.25)	$(0.18)
Non-GAAP net income (loss) per share - diluted	$0.08	$0.12	$(0.25)	$(0.18)
Weighted-average shares used to compute non-GAAP net income per share — basic	69,863,248	78,146,121	69,761,822	72,919,424
Weighted-average shares used to compute non-GAAP net income per share — diluted	73,277,207	86,447,910	69,761,822	72,919,424

Reconciliation of weighted-average shares used to compute net income (loss) per share attributable to common stockholders, from GAAP to non-GAAP —basic and diluted:

Weighted-average shares used to compute GAAP net income (loss) per share attributable to common stockholders — basic	14,441,246	58,868,903	14,339,820	29,678,082
Adjustments:
Conversion of redeemable convertible preferred stock as of beginning of period presented	55,422,002	19,277,218	55,422,002	43,241,342
Weighted-average shares used to compute non-GAAP net income per share — basic	69,863,248	78,146,121	69,761,822	72,919,424

Weighted-average shares used to compute GAAP net income (loss) per share attributable to common stockholders — diluted	17,855,205	58,868,903	69,761,822	29,678,082
Adjustments:
Conversion of redeemable convertible preferred stock as of beginning of period presented	55,422,002	19,277,218	—	43,241,342
Incremental options to purchase common stock	—	8,301,789	—	—
Weighted-average shares used to compute non-GAAP net income per share — diluted	73,277,207	86,447,910	69,761,822	72,919,424